PHOTRONICS, INC. AND SUBSIDIARIES
Non-GAAP Financial Measure
Reconciliation of GAAP Net income to EBITDA
(in thousands)
(Unaudited)

	Three Months Ended		Six Months Ended
	April 28,	April 29,	April 28,	April 29,
	2013	2012	2013	2012
GAAP Net income (a)	$5,442	$9,530	$8,301	$14,371

Add: interest expense	1,909	1,795	3,796	3,575
Add: income tax expense	1,724	2,663	3,466	5,984
Add: depreciation and amortization	17,959	21,089	36,742	43,384
Add (less): special items (b)	939	746	1,825	1,540
EBITDA	$27,973	$35,823	$54,130	$68,854

(a)	Includes net income attributable to noncontrolling interests.

(b)	Special items consist of stock compensation expense, and in 2012 non-cash consolidation and restructuring charges and warrants expense (income).